Exhibit (10)(i)(1.4)

FOURTH AMENDMENT TO

AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT, dated as of June 27, 2001 (this “Amendment”), is made by and among BROADWING INC. (f/k/a Cincinnati Bell Inc.), an Ohio corporation (“Broadwing”), and BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC Communications Services, Inc.), a Delaware corporation (“Broadwing Communications Services”, and together with Broadwing are each individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), the Incremental Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for in Article I below) parties hereto (the “Incremental Term C Lenders”), BANK OF AMERICA, N,A., as an Issuing Bank and as syndication agent (in such capacity, the “Syndication Agent”), and CITICORP USA, INC., as an Issuing Bank and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Agents and the other agents named therein are parties to the Amendment and Restatement of the Credit Agreement, dated as of January 12, 2000 (as amended by the Letter Amendment and Waiver No. 1, dated as of May 17, 2000, the Letter Amendment No. 2, dated as of November 3, 2000, the Letter Amendment and Waiver No. 3, dated as of June 12, 2001, and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, each of the Borrowers desires to increase the aggregate principal amount of Term Advances made under the Credit Agreement up to an aggregate amount of $1,400,000,000 and obtain from the Incremental Term C Lenders an Incremental Commitment pursuant to which a single Borrowing of Incremental Term C Advances up to a maximum aggregate principal amount of $200,000,000 will be made on the Incremental Term C Facility Amendment Effective Date;

WHEREAS, each of the Borrowers desires to amend the Credit Agreement to extend to the Borrowers an Incremental Commitment for Incremental Term C Advances and to modify certain provisions contained in the Credit Agreement, as described below; and

WHEREAS, the Incremental Term C Lenders, the Issuing Banks and the Agents are willing, on the terms and subject to the conditions set forth below, to amend certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended and otherwise modified pursuant to the terms of this Amendment, being referred to as the “Amended Credit Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, each of the Borrowers, the Incremental Term C Lenders, the Issuing Banks and the Agents hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amended Credit Agreement” is defined in the fourth recital.

“Amendment” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the preamble.

“Broadwing” is defined in the preamble.

“Broadwing Communications Services” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Incremental Term C Facility Amendment Effective Date” is defined in Article III.

“Incremental Term C Facility Arranger” means CSFB in its capacity as lead arranger of the Incremental Term C Facility.

“Incremental Term C Lenders” is defined in the preamble.

“Relevant Loan Party” is defined in Section 3.3.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE Il

AMENDMENTS TO CREDIT AGREEMENT

Subject to the satisfaction of the conditions set forth in Article III, effective as of the Incremental Term C Facility Amendment Effective Date, the Credit Agreement is hereby amended or otherwise modified in accordance with this Article II.

SECTION 2.1.        Amendment to Preliminary Statements of the Credit Agreement. The Preliminary Statements of the Credit Agreement are hereby amended by inserting in such Preliminary Statements the following paragraph in appropriate numerical order:

“(6)         The Borrowers have requested the addition of a successive Incremental Facility (the “Incremental Term C Facility”) pursuant to Section 2.05(c) in an aggregate principal amount of $200,000,000, which Facility shall be a Term Facility for all purposes hereunder and, unless otherwise provided, all references to the Term Facility and Term Advances shall be deemed to include references to the Incremental Term C Facility as the context requires.”.

SECTION 2.2.        Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by inserting in such Section the following definitions in the appropriate alphabetical order:

“‘CSFB Fee Letter’ means the confidential fee letter, dated May 21, 2001, from CSFB to the Borrowers.”

“‘Incremental Term C Advance’ has the meaning specified in Section 2.01(a)(iii).”

“‘Incremental Term C Commitment’ means, with respect to an Incremental Term C Lender, its Incremental Commitment with respect to the Incremental Term C Facility.”

“‘Incremental Term C Facility’ has the meaning specified in Preliminary Statement (6).”

“‘Incremental Term C Facility Amendment Effective Date’ has the meaning specified in the Fourth Amendment to Amendment and Restatement of the Credit Agreement, dated as of June 27, 2001, made by and among each of the Borrowers, the Incremental Term C Lenders and the Agents.”

“‘Incremental Term C Facility Termination Date’ means the earlier of June 29, 2007 and the date of termination in whole of the Incremental Commitments with respect to the Incremental Term C Facility pursuant to Section 2.05 or 7.01.”

“‘Incremental Term C Lender’ means each Lender that has an Incremental Term C Commitment.”

(b) by amending the definition of “Applicable Margin” set forth in such Section 1.01 to re-letter existing clause (ii) thereof as clause (iii) and insert a new clause (ii) immediately after existing clause (i) thereof and prior to the word “and” preceding re-lettered clause (iii) thereof to read in its entirety as follows:

“, (ii) in the case of the Incremental Term C Facility, 2.75% per annum for Eurodollar Rate Advances and 1.50% per annum for Base Rate Advances”;

(c) by amending the definition of “Incremental Advance” set forth in such Section 1.01 to insert the section reference of “, 2.01(a)(iii)” immediately following the section reference of “2.01(a)(ii)” therein;

(d) by amending the definition of “Incremental Commitment” set forth in such Section 1.01 in its entirety to read as follows:

“‘Incremental Commitment’ means, with respect to any Incremental Lender or Incremental Term C Lender at any time, the aggregate amount set forth opposite such Lender’s name on Schedule 1 hereto under the caption “Incremental Commitment” or “Incremental Term C Commitment”, as the case may be, or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Incremental Commitment” or “Incremental Term C Commitment”, as the case may be, in each case as such amount may be reduced at or prior to such time pursuant to Section 2.05.”

(e) by amending clauses (a)(v) and (b)(v) of the definition of “Loan Documents” set forth in such Section 1.01 to insert the words “and the CSFB Fee Letter’’ immediately after the term “Fee Letter” in such clauses;

(f) by amending the definition of “Term Advances” set forth in such Section 1.01 to replace the word “and” with a comma and insert the words “and Incremental Term C Advances” immediately following the term “Incremental Term B Advances” therein; and

(g) by amending the definition of “Termination Date” set forth in such Section 1.01 to insert the parenthetical “(other than the Incremental Term C Facility)” immediately after the term “Facility” in clause (ii) thereof.

SECTION 2.3. Amendment to Section 2.01(a) of the Credit Agreement. Section 2.01(a) of the Credit Agreement is hereby amended by inserting a new clause (iii) at the end of such Section 2.01 (a) to read in its entirety as follows:

“(iii) Each Incremental Term C Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (each an “Incremental Term C Advance”) to the Borrowers on the Incremental Term C Facility Amendment Effective Date in an amount not to exceed such Incremental Term C Lender’s Incremental Term C Commitment at such time. The Incremental Borrowing under the Incremental Term C Facility shall consist of Incremental Term C Advances made simultaneously by the Incremental Term C Lenders ratably according to their Incremental Term C Commitments. Amounts borrowed under this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed.”

SECTION 2.4. Amendment to Section 2.04(a) of the Credit Agreement. Section 2.04(a) of the Credit Agreement is hereby amended by inserting a new clause (iii) at the end of such Section 2.04(a) to read in its entirety as follows:

“(iii) The Borrowers shall repay to the Administrative Agent for the ratable account of the Incremental Term C Lenders the aggregate outstanding principal amount of the Incremental Term C Advances on the following dates in an amount equal to the percentage of the aggregate principal amount of all of the Incremental Term C Advances outstanding on the second anniversary of the date of the Amendment and Restatement set forth opposite such dates (in each case which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date	Percentage
March 28, 2002	0.25%
June 27, 2002	0.25%

September 27, 2002	0.25%
December 30, 2002	0.25%
March 29, 2003	0.25%
June 27, 2003	0.25%

September 29, 2003	0.25%
December 30, 2003	0.25%
March 30, 2004	0.25%
June 29, 2004	0.25%

September 29, 2004	0.25%
December 30, 2004	0.25%
March 30, 2005	0.25%
June 29, 2005	0.25%

September 29, 2005	0.25%
December 30, 2005	0.25%
March 30, 2006	0.25%
June 29, 2006	0.25%

September 29, 2006	23.875%
December 30, 2006	23.875%
March 30, 2007	23.875%
June 29, 2007	23.875%

provided, however, that, notwithstanding the foregoing provisions of this Section 2.04(a)(iii), the final principal repayment installment of the Incremental Term C Advances shall be repaid in full on the Incremental Term C Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Incremental Term C Advances outstanding on such date.”

SECTION 2.5. Amendment to Section 2.06 (c) of the Credit Agreement. Section 2.06(c) of the Credit Agreement is hereby amended by (i) replacing the term “Incremental Facility” in the first and second lines of such Section 2.06(c) with the term “Incremental Facilities”, (ii) replacing the word “and” in the third line of such Section 2.06(c) with a comma and (iii) inserting the words “and the Incremental Term C Advances then outstanding” immediately following the words “the Incremental Term B Advances then outstanding” in the third line of such Section 2.06(c).

SECTION 2.6. Amendment to Schedule I to the Credit Agreement. Schedule I to the Credit Agreement is hereby amended by adding thereto each Incremental Term C Lender’s name and the aggregate principal amounts set forth opposite such Incremental Term C Lender’s name under the caption “Incremental Term C Commitment” on Exhibit A hereto.

SECTION 2.7. Amendment of Exhibit A-2 to the Credit Agreement. Exhibit A-2 to the Credit Agreement is hereby modified solely for the purpose of Incremental Term C Advances as set forth in Exhibit B hereto.

SECTION 2.8. Agreement. Each of the Borrowers and the Administrative Agent agree that, with respect to assignments by an Incremental Term C Lender with respect to the Incremental Term C Facility that would be subject to the limitations set forth in clause (ii) of the proviso set forth in Section 9.07(a) of the Credit Agreement, the reference to “$5,000,000” in such clause (ii) shall be deemed to be “$1,000,000”. In addition, each of the Borrowers and the Administrative Agent agree that clause (vi) of such proviso is not applicable to assignments of the Incremental Term C Commitment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

AND BORROWING OF INCREMENTAL TERM C ADVANCES

This Amendment, the amendments and modifications contained herein, and the obligation of each Incremental Term C Lender to make an Incremental Term C Advance shall be and shall become effective as of the date each of the conditions set forth in this Article III are satisfied to the satisfaction of the Administrative Agent and/or the Incremental Term C Facility Arranger as specified in the specific Section below (such date being herein called the “Incremental Term C Facility Amendment Effective Date”).

SECTION 3.1. Execution of Counterparts. The Administrative Agent and the Incremental Term C Facility Arranger shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the Borrowers, each of the Incremental Term C Lenders, the Issuing Banks and the Agents.

SECTION 3.2. Resolutions. The Administrative Agent and the Incremental Term C Facility Arranger (with sufficient copies for each Incremental Term C Lender) shall have received certified copies of the resolutions of the Board of Directors (or persons performing similar functions), or, in the case of wholly owned Subsidiaries, action by unanimous written consent of the sole shareholder, of each Loan Party approving the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, this Amendment and each other Loan Document delivered in connection with this Amendment to which it is or is to be a party and the other transactions contemplated by any of the foregoing, and of all documents evidencing other necessary corporate action and governmental and other third party approvals, consents, authorizations, notices and filings of actions with respect to the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, this Amendment and each other Loan Document delivered in connection with this Amendment to which it is or is to be a party.

SECTION 3.3. Certificates of Secretary of State. The Administrative Agent and the Incremental Term C Facility Arranger (with sufficient copies for each Incremental Term C Lender) shall have received copies of a certificate of the Secretary of State of the jurisdiction of incorporation (or organization) of each of the Borrowers, the Company, CBT and Cincinnati Bell Wireless Company (each such Loan Party individually referred to as a “Relevant Loan Party”), dated reasonably near the Incremental Term C Facility Amendment Effective Date, certifying (A) as to a true and correct copy of the charter (or similar constitutive document) of such Relevant Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Relevant Loan Party’s charter on file in such Secretary’s office, (2) such Relevant Loan Party has paid all franchise taxes to the date of such certificate and (C) such Relevant Loan Party is duly incorporated (or organized) and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation (or organization).

SECTION 3.4. Officer’s Certificates. The Administrative Agent and the Incremental Term C Facility Arranger (with sufficient copies for each Incremental Term C Lender) shall have received a certificate of each Relevant Loan Party, signed on behalf of such Relevant Loan Party by its President or a Vice President or Treasurer and its Secretary or any Assistant Secretary (or persons performing similar functions), dated the Incremental Term C Facility Amendment Effective Date (the statements made in which certificate shall be true on and as of the Incremental Term C Facility Amendment Effective Date), certifying as to (A) the absence of any amendments to the charter, articles of incorporation or certificate of formation, as applicable, of such Relevant Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.3, (B) a true and correct copy of the bylaws or limited liability company agreement, as applicable, of such Relevant Loan Party (other than CBT) as in effect on the date on which the resolutions, or actions by written consent, as applicable, referred to in Section 3.2 were adopted and on the Incremental Term C Facility Amendment Effective Date, (C) no proceeding for dissolution or liquidation of such Relevant Loan Party has been commenced by such Relevant Loan Party, (D) the truth of the representations and warranties contained in this Amendment and the other Loan Documents delivered in connection with this Amendment as they relate to such Relevant Loan Party as though made on and as of the Incremental Term C Facility Amendment Effective Date (except to the extent they expressly relate to an earlier date, in which case certifying that such representations and warranties are true and correct as of such earlier date) and (E) the absence of any event relating to such Relevant Loan Party occurring and continuing, or reasonably expected to result from the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, that constitutes a Default.

SECTION 3.5. Incumbency Certificates. The Administrative Agent and the Incremental Term C Facility Arranger (with sufficient copies for each Incremental Term C Lender) shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers, partners, members or equivalent persons of such Loan Party authorized to sign this Amendment and each other Loan Document delivered in connection with this Amendment to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

SECTION 3.6. Delivery of Incremental Notes. The Incremental Term C Facility Arranger (with sufficient copies for the Administrative Agent) shall have received Incremental Notes payable to the Incremental Term C Lenders that have requested such Incremental Notes prior to the Incremental Term C Facility Amendment Effective Date.

SECTION 3.7. Delivery of Notice of Borrowing. The Administrative Agent and the Incremental Term C Facility Arranger shall have received a Notice of Borrowing relating to the Incremental Term C Advances, duly executed and delivered by the relevant Borrower.

SECTION 3.8. Incremental Term C Facility Amendment Effective Date Certificate. The Administrative Agent and the Incremental Term C Facility Arranger shall have received, with counterparts for each of the Incremental Term C Lenders, a certificate, dated as of the Incremental Term C Facility Amendment Effective Date, appropriately completed and duly executed and delivered by a Responsible Officer of each of the Borrowers and substantially in the form of Annex I hereto.

SECTION 3.9. Acknowledgment. The Administrative Agent and the Incremental Term C Facility Arranger (with sufficient copies for each Incremental Term C Lender) shall have received an acknowledgment, dated as of the Incremental Term C Facility Amendment Effective Date and in form and substance satisfactory to each of them, duly executed and delivered by Broadwing and each of the Subsidiary Guarantors and substantially in the form of Annex II hereto.

SECTION 3.10. Consents and Approvals. All governmental, shareholder and third party consents (including satisfaction of the procedures set forth in Section 2.05(c) of the Credit Agreement) and approvals and authorizations of, notices and filings to or with, and other actions by any other Person necessary or determined by the Incremental Term C Facility Arranger to be desirable in connection with the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date or any transaction contemplated by this Amendment, shall have been obtained (without the imposition of any conditions that are not acceptable to the Incremental Term C Facility Arranger) and shall remain in effect; and no action shall have been taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Incremental Term C Facility Arranger, in each case that could reasonably be expected to restrain, prevent or impose materially adverse conditions upon such Borrowing or the consummation of the transactions contemplated by this Amendment.

SECTION 3.11. Litigation. No action, suit, investigation, litigation or proceeding affecting any Borrower or any of their respective Subsidiaries is pending or, to the best knowledge of any Borrower or any of their respective Subsidiaries, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the consummation of the transactions contemplated by this Amendment.

SECTION 3.12. Debt Rating. The Incremental Term C Facility Arranger shall have received evidence satisfactory to it that the Debt of the Borrowers under the Credit Agreement is rated at least BB+ by S&P and at least Ba1 by Moody’s.

SECTION 3.13. Opinions of Counsel. The Administrative Agent, the Incremental Term C Facility Arranger and each Incremental Term C Lender under the Incremental Term C Facility shall have received a favorable opinion of Cravath, Swaine & Moore, with respect to this Amendment and each Loan Document executed by Broadwing in connection with the Borrowing of Incremental Term C Advances, Frost Brown & Todd LLC, with respect to the Broadwing entities (excluding those issues addressed in the Steptoe & Johnson LLP opinion), Steptoe & Johnson LLP, with respect to certain regulatory issues related to the Broadwing entities and O’Melveny & Myers LLP, with respect to the Broadwing Communications lnc. entities, each dated the Incremental Term C Facility Amendment Effective Date and addressed to the Administrative Agent, the Incremental Term C Facility Arranger and each Incremental Term C Lender, in the form reasonably acceptable to the Incremental Term C Facility Arranger.

SECTION 3.14. Fees and Expenses. The Administrative Agent and the Incremental Term C Facility Arranger shall have received all fees and expenses due and payable pursuant to Section 5.4 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.        Representations and Warranties. In order to induce the Incremental Term C Lenders, the Issuing Banks and the Agents to enter into this Amendment, each of the Borrowers hereby represents and warrants to each Incremental Term C Lender, each Issuing Bank and each Agent, as of the date hereof; as follows:

(a) The representations and warranties set forth in each of the Loan Documents are correct in all material respects, before and after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that, by its terms, refers to a specific date other than the date hereof, in which case as of such specific date).

(b) No event has occurred and is continuing, or shall result from the effectiveness of this Amendment or the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, that constitutes a Default or Event of Default.

(c) This Amendment has been duly executed and delivered by each of the Borrowers and is the legal, valid and binding obligation of each of the Borrowers, enforceable against each such Borrower in accordance with its terms.

(d) The execution, delivery and performance by each of the Borrowers and each other Loan Party of this Amendment and each other Loan Document executed or to be executed by any of them in connection therewith, and the Borrowing of the Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, are within each such Borrower’s and each such other Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower’s or such other Loan Party’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower or such other Loan Party or any of their respective properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Borrower or such other Loan Party.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any of the Borrowers or any other Loan Party of this Amendment or any other Loan Document to which it is or is to be a party, or for the Borrowing of the Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, except for the authorizations, approvals, actions, notices and filings listed on Schedule I hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. Notwithstanding the foregoing, it is understood that (i) no regulatory approvals have been obtained in connection with (x) the pledge of shares of any regulated entity or (y) the granting of additional collateral in certain circumstances as contemplated by Section 5.01(j)(I) of the Credit Agreement and (ii) as of the date hereof no regulatory approvals have been obtained or are being sought in connection with the possible exercise of remedies under the Amended Credit Agreement or any of the Collateral Documents.

(f) After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (including, without limitation, the Borrowing of Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date)

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Collateral Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including any Obligations in respect of the Incremental Term C Advances), whether heretofore or hereafter incurred; or

(ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(g) After giving effect to this Amendment and the Borrowing of the Incremental Term C Advances on the Incremental Term C Facility Amendment Effective Date, each of the Borrowers will be Solvent.

(h) The Incremental Term C Facility ranks pari passu in all respects with each other Facility under the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents, and the Incremental Term C Lenders shall be entitled to share pari passu on a pro rata basis with the other Lender Parties in the Collateral and in any amounts realized or received from or in respect of any of the Collateral.

(i) The proceeds of the Incremental Term C Advances shall be applied by the relevant Borrower to repay Revolving Advances outstanding on the Incremental Term C Facility Amendment Effective Date in order to provide availability for future acquisitions of selected assets in the telecommunications services market, for working capital and general corporate purposes of Broadwing and its Subsidiaries and to pay transaction fees and expenses associated with the Incremental Term C Facility.

(j) Set forth on Schedule II hereto is a complete and accurate list of all Subsidiaries of Broadwing, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number and type of each class of its Equity Interests authorized, the number outstanding, the percentage of each such class of such Equity Interests owned by each such Person and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as of the date hereof. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and, to the extent owned by Broadwing or one or more of its Subsidiaries, are owned free and clear of all Liens, except those created under the Collateral Documents.

SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents, the Incremental Term C Facility Arranger and the Lenders (including, without limitation, the Incremental Term C Facility Lenders) prior to the date hereof, all factual information heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Incremental Term C Facility Arranger, any Issuing Bank or any Lender (including, without limitation, any Incremental Term C Facility Lender) for purposes of or in connection with this Amendment or any transaction contemplated hereby is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. All projections delivered to the Administrative Agent, the Incremental Term C Facility Arranger or any Incremental Term C Lender by or on behalf of Broadwing have been prepared in good faith by Broadwing and represent the best estimates of Broadwing, as of the Incremental Term C Facility Amendment Effective Date, of the reasonably expected future performance of the businesses reflected in such projections.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of the like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the Incremental Term C Facility Amendment Effective Date, the Amended Credit Agreement), including the provisions of Section 9.01 of the Credit Agreement.

SECTION 5.3. Further Assurances. Each of the Borrowers hereby agrees that it will take any action that from time to time may be reasonably necessary to effectuate the amendments contemplated hereby.

SECTION 5.4. Costs and Expenses. Each of the Borrowers hereby severally agrees to pay, upon demand, all of the reasonable costs and expenses of the Administrative Agent and the Incremental Term C Facility Arranger (including, without limitation, the reasonable fees and expenses of Shearman & Sterling and Mayer, Brown & Platt) in connection with the preparation, execution and delivery of this Amendment and all of the instruments, agreements and other documents delivered or to be delivered in connection herewith.

SECTION 5.5. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.7. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 5.8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.10. Agreement and Confirmation. Broadwing agrees and confirms that the Debt of Broadwing under the Credit Agreement constitutes “Designated Senior Debt” as defined in (and for purposes of) the Oak Hill Indenture.

SECTION 5.11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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